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                                                                    EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG LLP

     We consent to the reference to our firm under the captions "Independent Accountants" and "Experts" and to the use of our report dated April 28, 1995, included in the Proxy Statement of INDSPEC Holding Corporation and Prospectus of Occidental Petroleum Corporation that is made a part of this Registration Statement.



                                          ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
December 18, 1995